DIOMED NAMES CARY PAULETTE VICE PRESIDENT OF SALES INVESTOR RELATIONS
------------------

ANDOVER, MA, December 7, 2004, --- Diomed Holdings, Inc. (AMEX: DIO - News), a leading developer and marketer of minimally invasive medical technologies, including its patented EndoVenous Laser Treatment (EVLT(R)) for varicose veins, today announced that it has named Cary Paulette as Vice President, North American Sales.

"We are excited to have Mr. Paulette join the executive management team at Diomed," commented James A. Wylie, Diomed's President and Chief Executive Officer. "Cary brings 20 years of field sales and field sales management experience as well as demonstrated leadership skills to the Diomed team. He has proven himself to be a solid leader across a diverse range of products, services and markets."

Mr. Paulette's career includes ten years of progressive experience at Boston Scientific, rising from Field Sales Representative to Area Director of their Microvasive Endoscopy Division. There he successfully managed more than $100 million in sales, three Regional Sales Managers and 24 Territory Managers. Mr. Paulette has also held a number of positions in the information technology market, including senior sales positions at Parametric Technology (Needham, MA) and Platinum Technology (Oakbrook Terrace, IL), and various management positions at i2 Technologies (Dallas, TX). Most recently, Mr. Paulette served as Regional Manager, Cardiac Rhythm Management at Guidant Corporation.

"Cary's ability to identify and hire top sales talent and effectively train and motivate field sales organizations clearly distinguishes him in the area of sales management," Mr. Wylie added. "He is an aggressive goal setter and is focused on achievement of corporate sales objectives. Although Diomed has continued to grow sales at a solid rate, we believe that Cary provides the right sales leadership skills and experience to take us to the next level."

Mr. Paulette is a graduate of Baylor University with a Bachelor of Arts in Marketing and Management. He replaces Leo T. Griffin who resigned in November 2004.

ABOUT DIOMED

Diomed develops and commercializes minimally invasive medical procedures that use its proprietary laser technologies and disposable products. Diomed focuses on EndoVenous Laser Treatment (EVLT(R)) for use in varicose vein treatments, photodynamic therapy (PDT) for use in cancer treatments, and dental and general surgical applications. The EVLT(R) procedure and the Company's related products were cleared by the United States FDA in January of 2002. Along with lasers and single-use procedure kits for EVLT(R), the Company provides its customers with state of the art physician training and practice development support. Additional information is available on the Company's website: www.diomedinc.com or www.evlt.com.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: Statements in this news release looking forward in time involve risks and uncertainties, including the risks associated with trends in the products markets, reliance on third party distributors in various countries outside the United States, reoccurring orders under OEM contracts, market acceptance risks, technical development risks and other risk factors. These statements relate to our future plans, objectives, expectations and intentions. These statements may be identified by the use of words such as "may," "will," "should," "potential," "expects," "anticipates," "intends," "plans," "believes" and similar expressions. These statements are based on our current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties. Our actual results could differ materially from those discussed in these statements. Our Annual Report on Form SEC 10-KSB/A (the "Annual Report") contains a discussion of certain of the risks and uncertainties that affect our business. We refer you to the "Risk Factors" on pages 19 through 32 of the Annual Report for a discussion of certain risks, including those relating to our business as a medical device company without a significant operating record and with operating losses, our risks relating to our commercialization of our current and future products and applications and risks relating to our common stock and its market value. Diomed disclaims any obligation or duty to update or correct any of its forward-looking statements.

FOR MORE INFORMATION

CONTACT:            IInvestor Relations                  Cameron Associates;
                                                         Lester Rosenkrantz

PHONE NUMBER:       1-866-4DIOMED                        212-554-5486

FAX NUMBER:         +01 978-475-8488

E-MAIL:             INVESTOR-RELATIONS@DIOMEDINC.COM     LESTER@CAMERONASSOC.COM

MAILING ADDRESS:    Chris Geberth, VP Finance
                    One Dundee Park
                    Andover, MA
                    01810
                    USA